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                                                                   EXHIBIT 4.25

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     ------------------------------------

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT is entered into as of July 29, 1998 by and between MTR Gaming Group, Inc. a Delaware corporation (the "Company"), and Tamara Pettit (the "Optionee").

     In consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   OPTION GRANT.    The Company and the Optionee hereby agree to be
bound by the terms of this Agreement with respect to the grant made by the Company's Board of Directors on January 27, 1998 of an option to purchase an aggregate of 10,000 shares of the common stock, $.0001 par value per share, of the Company ("Common Stock") at an exercise price of $2.15625 per share, being equal to the fair market value of such shares of Common Stock on the date of such grant (the "Option"). This Option is not intended to constitute an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended).

     2.   TERM; EXERCISE.    This Option will expire on January 26, 2003,
subject to earlier termination as provided herein (the "Termination Date"). This Option is exercisable at anytime prior to the Termination Date except as otherwise provided by the terms of this Option. In no event may a fraction of a share of Common Stock be purchased under this Option.

     3.   NOTICE OF EXERCISE; PAYMENT.    This Option shall be exercisable by
giving written notice to the Company at its principal office, presently State Route 2 South, Chester, West Virginia, Attn.: Chief Financial Officer, stating that the Optionee is exercising this Option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor: (a) in cash or by certified check; (b) with previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of all Options being exercised; (c) with any combination of cash, certified check or shares of Common Stock having such value; or (d) any other form of legal consideration that may be acceptable tot he Board in its sole discretion.

     4.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.    Notwithstanding the
foregoing, this Option shall not be exercisable by the Optionee unless: (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of the Option shall be effective and current at the time of exercise; or (b) there is an exemption from the registration requirements under the Securities Act for the issuance of the shares of Common Stock upon exercise. The Optionee hereby represents and warrants to the Company, that:
(i) the shares of Common Stock to be issued upon the exercise of this Option are being acquired by the Optionee for the Optionee's own account, for investment only and not with a view to the resale or distribution thereof; and


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(ii) any subsequent resale or distribution of shares of Common Stock by the
Optionee will be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representation and warranties shall also be deemed to be made by the Optionee upon each exercise of this Option. Nothing herein shall be construed as requiring the Company to register the shares subject to this Option under the Securities Act.

     5.   NO RIGHT TO CONTINUED EMPLOYMENT.    Nothing herein shall confer
upon the Optionee any right to continue in the employ of the Company, any of its Subsidiaries or a Parent, or interfere in any way with any right of the Company, any Subsidiary or a Parent to terminate such employment at any time for any reason whatsoever without liability to the Company, the Subsidiary or Parent.

     6.   LEGENDS; STOP TRANSFER INSTRUCTIONS.    The Company may affix
appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this Option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to: (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws; or (b) implement the provisions of any agreement between the Company and the Optionee with respect to such shares of Common Stock.

     7.   TAXES.    The Company may withhold cash and/or shares of Common
Stock to be issued to the Optionee in the amount which the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this Option, its disposition or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

     8.   COMPLIANCE WITH APPLICABLE LAWS.    The Optionee agrees to comply
with all applicable laws relating to the grant and exercise of the Option and the disposition of the shares of Common Stock acquired upon exercise of the Option, including without limitation, federal and state securities and "blue sky" laws, and applicable prospectus delivery requirements.

     9.   TRANSFERABILITY.    The Option is not transferable and may be
exercised, during the lifetime of the Optionee, only by the Optionee.

     10.  SUCCESSORS AND ASSIGNS.    This Agreement shall be binding upon and
inure to the benefit of the parties hereto and any successor or assign of the Company.


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     11.  RESTRICTION ON SALES.    The Optionee agrees not to sell more than
25,000 shares of Common Stock issuable pursuant to this agreement in any calendar week without the written consent of the Company.

     12.  GOVERNING LAW.    This Agreement shall be governed by, and
construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

     13.  VALIDITY.    The invalidity, illegality or unenforceability of any
provision herein shall not affect the validity, legality or enforceability of any other provision, all or which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              MTR GAMING GROUP, INC.


                              By: /s/ Edson R. Arneault
                                 -----------------------------
                              Name: Edson R. Arneault
                                   ---------------------------
                              Its: President
                                  ----------------------------

                              OPTIONEE


                              By: /s/ Tamara Pettit
                                 -----------------------------
                                     Tamara Pettit
                                   (Name of Optionee)

                              --------------------------------

                              --------------------------------
                                         (Address)

                              --------------------------------
                                   (Social Security Number)




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